Exhibit 99.1

News Release

For Immediate Release

ALERIS INTERNATIONAL ENTERS INTO MERGER AGREEMENT WITH

TEXAS PACIFIC GROUP (TPG)

ALERIS STOCKHOLDERS TO RECEIVE $52.50 PER SHARE;

TRANSACTION VALUED AT $3.3 BILLION

BEACHWOOD, OH-August 8, 2006 – Aleris International, Inc. (NYSE: ARS) announced today it has entered into a definitive merger agreement under which Texas Pacific Group (TPG), a leading private investment firm, will acquire all of the outstanding stock of Aleris International for approximately $1.7 billion plus the assumption of or repayment of approximately $1.6 billion of debt.

Under the terms of the agreement, Aleris stockholders will receive $52.50 in cash for each share of Aleris common stock they hold, representing a premium of 27% to Aleris’s closing share price on August 7, 2006.

The board of directors of Aleris has unanimously approved the merger agreement and has resolved to recommend that Aleris’s stockholders adopt the agreement.

Steven J. Demetriou, Aleris’s Chairman and Chief Executive Officer, said, “After careful analysis, our board of directors has unanimously endorsed this transaction as being in the best interests of our stockholders.”

Pending the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as satisfaction of other customary closing conditions, including regulatory approvals, the transaction is expected to be completed early in 2007. The transaction will be financed through a combination of equity contributed by TPG and debt financing that has been committed by Deutsche Bank.

The Company’s global headquarters will remain in Beachwood, Ohio.

Citigroup Global Markets Inc. is acting as financial advisor to Aleris, while Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor to the Company.

Deutsche Bank is acting as financial advisor to TPG and Cleary Gottlieb Steen & Hamilton LLP is acting as their legal advisor.

About Aleris

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. The Company is also a recycler of zinc and a leading U.S. manufacturer of zinc metal and value-added zinc products that include zinc oxide and zinc dust. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 50 production facilities in North America, Europe, South America and Asia, and employs approximately 8,600 employees. For more information about Aleris, please visit our Web site at www.aleris.com.

About Texas Pacific Group

Texas Pacific Group is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, and Fort Worth, TPG has extensive experience with public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including branded consumer franchises (Bally, Del Monte Foods, Ducati), retail (Debenhams, J. Crew, Neiman Marcus, Petco), airlines (America West, Continental), media and communications (Findexa, MGM TIM Hellas), industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), technology (Lenovo, MEMC, Seagate), financial services (Endurance Specialty Holdings, Fidelity National Information Services, Linsco/Private Ledger) and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. Visit www.texaspacificgroup.com

Important Additional Information Regarding The Merger Will Be Filed With The SEC

In connection with the proposed merger, Aleris International, Inc. will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Aleris International, Inc. at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Aleris by directing such request to Aleris International, Inc., Investor Relations, 25825 Science Park Drive, Beachwood, Ohio, 44072. Telephone: (216) 910-3634.

Aleris and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Aleris’s participants in the solicitation, which may be different than those of Aleris stockholders generally, is set forth in Aleris’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Contact:	Michael D. Friday
Aleris International, Inc.
Phone # 216-910-3503

Owen Blicksilver
Texas Pacific Group
Phone # 516-742-5950

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2006 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating Aleris’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; an anticipated favorable economic environment in 2006; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape and post-hurricane reconstruction; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, Aleris’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisition; further slowdowns in automotive production in the U.S. and Europe; the financial condition of Aleris’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that the Company processes; the ability of the Company to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of the Company; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of the Company’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of the Company’s shipments; restrictions on and future levels and timing of capital expenditures; retention of the Company’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended March 31, 2006, particularly the sections entitled “Risk Factors” contained therein and in the section entitled “Risk Factors” contained in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2006.